Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED

SECOND LIEN SECURITY AGREEMENT

Dated August 7, 2012

From

The Grantors referred to herein

as Grantors

To

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Collateral Agent

i

TABLE OF CONTENTS

(continued)

Page
Schedules

Schedule I	—	Investment Property
Schedule II	—	Pledged Deposit Accounts
Schedule III	—	[Intentionally Omitted]
Schedule IV	—	Intellectual Property
Schedule V	—	Commercial Tort Claims
Schedule VI	—	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VII	—	Changes in Name, Location, Etc.
Schedule VIII	—	Locations of Equipment and Inventory

Exhibits

Exhibit A	—	[Intentionally Omitted]
Exhibit B	—	Form of Second Lien Copyright Security Agreement
Exhibit C	—	Form of Second Lien Patent Security Agreement
Exhibit D	—	Form of Second Lien Trademark Security Agreement
Exhibit E	—	Form of Second Lien Security Agreement Supplement
Exhibit F	—	Form of Additional Pari Passu Joinder Agreement

ii

AMENDED AND RESTATED
SECOND LIEN SECURITY AGREEMENT

This AMENDED AND RESTATED SECOND LIEN SECURITY AGREEMENT, dated as of August 7, 2012 (as may be further amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made by UNIVERSAL HOSPITAL SERVICES, INC., a Delaware corporation (“UHS”) and the other Persons who from time to time become parties hereto as grantors (together with the Borrower, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent (together with any successor collateral agent for the benefit of the Secured Parties (as defined below, the “Collateral Agent”).

PRELIMINARY STATEMENTS

A.                                    This Agreement amends, in certain respects and restates in its entirety, the SECOND LIEN SECURITY AGREEMENT, dated as of May 31, 2007 (the “Existing Agreement”), made by UHS MERGER SUB, INC., a Delaware corporation (“Merger Sub”), UHS, the other grantors party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent for the benefit of the secured parties referred to therein.

B.                                    UHS is the issuer of (i) $405,000,000 in aggregate principal amount of 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015 and (ii) $230,000,000 in aggregate principal amount of the Second Lien Senior Secured Floating Rate Notes due 2015 (together, the “Existing Notes”), each issued pursuant to the Indenture, dated as of May 31, 2007 (“Existing Indenture”) and (iii) $425,000,000 in aggregate principal amount of Second Lien Senior Secured Notes due 2020 (including any additional notes issued under the New Indenture referred to below, the “ New Notes”) issued under the Indenture, dated as of August 7, 2012 (as amended, amended and restated, extended, refinanced, supplemented or otherwise modified from time to time, the “New Indenture”), among UHS and Wells Fargo Bank, National Association, as trustee (in such capacity and together with its successors and assigns, the “New Trustee”), which Existing Notes and New Notes are secured by the liens granted under the Existing Agreement.

C.                                    The Existing Indenture allows UHS to designate certain indebtedness of UHS or a Guarantor (as defined in the Existing Indenture) as “Second Priority Lien Obligations” (as defined in the Existing Indenture) for purposes of the Security Documents (as defined in the Existing Indenture), provided such indebtedness is permitted to be incurred pursuant to the terms of the Existing Indenture (such indebtedness, the “Existing Indenture Additional Pari Passu Obligations”).  UHS hereby designates the indebtedness of UHS and the Guarantors arising from time to time in respect of the New Indenture, the New Notes and any guaranty thereof to be “Second Priority Lien Obligations” for purposes of the Existing Indenture and “Existing Indenture Additional Pari Passu Obligations” for purposes of this Agreement.

D.                                    The New Indenture allows UHS to designate certain indebtedness and other obligations of UHS or a Guarantor (as defined in the New Indenture) as “Second Priority Lien Obligations” (as defined in the New Indenture) for purposes of the Security Documents (as

2

defined in the New Indenture), provided such indebtedness and other obligations are permitted to be incurred pursuant to the terms of the New Indenture (such designated indebtedness and other obligations, together with the Existing Indenture Additional Pari Passu Obligations, the “Additional Pari Passu Obligations”).

E.                                     The Existing Agreement was a Security Document as defined in the Existing Indenture and this Agreement is a Security Document as defined in each of the Existing Indenture and the New Indenture.

F.                                      The holders of Additional Pari Passu Obligations or any Person appointed to act as trustee, agent or representative for any holder of Additional Pari Passu Obligations (each an “Additional Pari Passu Agent”) pursuant to any agreement evidencing, securing, guaranteeing or governing such Additional Pari Passu Obligations (each an “Additional Pari Passu Agreement”) may become parties to this Agreement by execution and delivery of an Additional Pari Passu Joinder Agreement, as defined in, and delivered to the Collateral Agent pursuant to, Section 23(c) of this Agreement, together with its successors and assigns in such capacity.

G.                                    UHS and the other Grantors now or hereafter party hereto enter into this agreement with the Collateral Agent for the benefit of the holders of the Existing Notes, the Trustee under the Existing Indenture, the holders of any Additional Pari Passu Obligations (including holders of the New Notes) and any Additional Pari Passu Agent (including the Trustee under the New Indenture and Wells Fargo as Collateral Agent for the holders of the New Notes) (all such Persons, collectively, the “Secured Parties”).

H.                                   Each Grantor is the owner of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Schedule I hereto and issued by the obligors named therein.

I.                                        Each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

J.                                        UHS will be the owner of an account to be opened with the Collateral Agent after Discharge of First Lien Obligations (the “Collateral Account”).

K.                                   The Grantors own the other Collateral described below.

L.                                     It is a requirement of the Existing Indenture, the New Indenture and any Additional Pari Passu Agreement(s), as applicable, that the Grantors shall have granted the security interest contemplated by this Agreement.  Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Indenture.

M.                                 Terms defined in the Existing Indenture and not otherwise defined in this Agreement are used in this Agreement as defined in the Existing Indenture.  Further, unless otherwise defined in this Agreement or in the Existing Indenture, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial

3

Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

N.                                    The Grantors have granted to the collateral agent under the First Lien Credit Agreement (the “First Lien Collateral Agent”), for the benefit of the holders of obligations under the First Lien Documents and certain other secured parties, a first priority security interest in the Collateral, it being understood that the relative rights and priorities of the grantees in respect of the Pledged Collateral are governed by the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

SECTION 1.                                        Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)                                 all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b)                                 all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c)                                  all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in subsection (d), (e) or (f) below, being the “Receivables,” and any and all such supporting

4

obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d)                                 the following (collectively, the “Security Collateral”):

(i)                                     the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(ii)                                  all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(e)                                  Contracts;

(f)                                   the following (collectively, the “Account Collateral”):

(i)                                     the Pledged Deposit Accounts, the Collateral Account and all funds from time to time credited thereto (including without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts or the Collateral Account;

(ii)                                  all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)                               all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(g)                                  the following (collectively, the “Intellectual Property Collateral”):

(i)                                     all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii)                                  all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the

5

grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii)                               all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv)                              all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)                                 all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)                              all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule IV hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii)                           all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii)                        all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, (all of the foregoing collectively referred to as “IP Agreements”); and

(ix)                              any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or

6

breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h)                                 the commercial tort claims described in Schedule V hereto (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 15, the “Commercial Tort Claims Collateral”);

(i)                                     all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

(j)                                    all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in subsections (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

Notwithstanding anything herein to the contrary, this Agreement shall not constitute a grant of security interest in (and the term “Collateral” shall be deemed not to include) (A) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder, to the extent that and for so long as (but only for so long as), the grant of such security interest shall (1) constitute or result in the abandonment, invalidation or unenforceability under applicable law of any right, title or interest of any Grantor therein or (2) constitute or result in a material breach or termination pursuant to the terms of, or a material default, under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); (B) any Equipment owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted pursuant to the Indenture if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits the creation of any other Lien on such Equipment, but only, in each case, to the extent and for so long as (but only for so long as), the Indebtedness secured by the applicable Lien or the applicable capital Lease has not been repaid in full or the applicable prohibition has not otherwise been removed or terminated; provided that any proceeds, substitutions or replacements of any property included in subclauses (A) and (B) above shall not be excluded (unless such proceeds, substitutions or replacements would itself constitute property excluded under subclause (A) or (B)); (C) any Equity Interests or investment property in any subsidiary or joint venture, (D) motor vehicles and other assets subject to certificates of title and letter of credit rights, or (E) assets requiring perfection through control agreements (excluding deposit accounts (excluding payroll, trust, petty cash, zero balance and withholding accounts)).

SECTION 2.                                        Security for Obligations.  This Agreement secures, equally and ratably, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under (i) this Agreement, (ii) the Existing Notes, the Existing Indenture, the Security

7

Documents and the Subsidiary Guarantees (each as defined in the Existing Indenture) (collectively, the “Existing Notes Obligations”), (iii) the New Notes, the New Indenture, the Security Documents (as defined in the New Indenture) and the Subsidiary Guarantees (as defined in the New Indenture) (collectively, the “New Notes Obligations”), (iv) any Additional Pari Passu Agreement and (v) the Intercreditor Agreement (the documents described in clauses (i) to and including (v), collectively, the “Second Lien Documents”), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”).  Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Existing Indenture, the New Indenture and any Additional Pari Passu Agreement, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.  Except as otherwise provided in Section 23 below, all proceeds of Collateral received by the Collateral Agent shall, subject to the Intercreditor Agreement, be distributed by the Collateral Agent, to the holders of the Secured Obligations (or their representative, including the Trustee under the Existing Indenture, the Trustee under the New Indenture and any Additional Pari Passu Agent), pro rata, on the basis of the outstanding amount of Secured Obligations owed to such holders, for application as provided in the Existing Indenture, the New Indenture or applicable Additional Pari Passu Agreement, as the case may be.

SECTION 3.                                        Second Priority Nature of Liens.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement shall be, subject to the Allowed Liens, a second priority lien on and security interest in the Collateral and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding anything herein to the contrary, prior to the Discharge of the First Lien Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver Collateral to the Collateral Agent shall be deemed satisfied by delivery of such Collateral to the First Lien Collateral Agent.  The priority described above shall in all cases be subject to, in the case of the Existing Notes Obligations, Liens permitted to be senior by the Existing Indenture, in the case of the New Note Obligations, Liens permitted to be senior by the New Indenture and in the case of other applicable Additional Pari Passu Obligations, Liens permitted to be senior by the relevant Additional Pari Passu Agreement (all such permitted Liens, the “Allowed Liens”)

SECTION 4.                                        Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of any Second Lien Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

8

SECTION 5.                                        Delivery and Control of Security Collateral and Chattel Paper.

(a)                                 After the Discharge of First Lien Obligations, all instruments representing or evidencing Security Collateral in excess of $500,000 in principal amount individually shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  Upon the occurrence and during the continuance of an “Event of Default” (which term as used in this Agreement shall mean an “Event of Default” as defined in the Existing Indenture, the New Indenture or any Additional Pari Passu Agreement) after the Discharge of First Lien Obligations, the Collateral Agent shall have the right, at any time, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral and (ii) exchange instruments representing or evidencing Security Collateral for instruments of smaller or larger denominations; provided that the Collateral Agent provides written notice to the applicable Grantor.  If any Grantor has possession of any chattel paper representing monetary obligations in excess of $500,000, such chattel paper shall be marked with the following legend: “This writing and the obligations evidenced or secured thereby are subject to the security interest of Wells Fargo Bank, National Association, as Collateral Agent, for the benefit of the Collateral Agent and certain Holders of Second Priority Lien Obligations”.  If any Grantor has possession of any electronic chattel paper representing monetary obligations in excess of $500,000, each Grantor shall take all steps necessary to grant the Collateral Agent control of all such electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, after the Discharge of First Lien Obligations, the Collateral Agent shall have the right to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral.

(c)                                  Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default after the Discharge of First Lien Obligations, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

SECTION 6.                                        Maintaining the Collateral Account; Pledged Deposit Accounts.  After the Discharge of First Lien Obligations, so long as any Note, any New Note or any other Obligation of the Company or any Guarantor under any Second Lien Document shall remain unpaid (other than contingent indemnification obligations not yet accrued and payable and which by their terms survive termination of such Second Lien Document):

(a)                                 Each Grantor will maintain the Collateral Account and the Pledged Deposit Accounts only with the financial institution acting as Collateral Agent hereunder or with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Collateral Agent to comply, upon the occurrence and during the continuance of an Event of Default, and upon the receipt of notice of exclusive control, to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of

9

such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Deposit Account Control Agreement”); provided, however, this Section 6(a) shall not apply to deposit accounts (i) to the extent the average daily balance, measurable over a trailing 30-day period, on deposit in each such deposit account does not exceed $50,000 at any time or (ii) operated solely as a payroll account, zero balance account or tax withholding account.  Each Grantor agrees that at no time shall the average daily balance, measurable over a trailing 30-day period, on deposit in all deposit accounts for which there is not in effect a Deposit Account Control Agreement exceed $250,000.

(b)                                 If an Event of Default shall have occurred or be continuing, the Collateral Agent may, after the Discharge of First Lien Obligations, at any time and without notice to, or consent from, the Grantors, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts or the Collateral Account to satisfy the Secured Obligations.

SECTION 7.                                        Investing of Amounts in the Collateral Account.  During periods when the Collateral Agent exercises sole control over the Collateral Account, the Collateral Agent shall, subject to the provisions of Sections 6, 8 and 21:  (a) from time to time, invest, or direct the applicable Pledged Account Bank to invest, amounts received with respect to the Collateral Account in such Cash Equivalents credited to the Collateral Account as the Grantors may select, (b) from time to time, invest interest paid on the Cash Equivalents referred to in subsection (a) above and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner, (c) deposit interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above in the Collateral Account and (d) have the right to exchange, or direct the applicable Pledged Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Collateral Account.

SECTION 8.                                        Release of Amounts.  To the extent that (a) any proceeds were deposited in the Collateral Account or a Pledged Deposit Account during the continuance of an Event of Default, after the Discharge of First Lien Obligations, and (b) there are remaining proceeds in such Collateral Account or Pledged Deposit Account upon the termination of such Event of Default, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release, or direct the applicable Pledged Account Bank to pay and release, to the applicable Grantor or at its order or, at the request of such Grantor, to the Collateral Agent to be applied to the Secured Obligations of the Grantors under the Second Lien Documents, such amount, if any, as is then on deposit in such Collateral Account or Pledged Deposit Account, in each case to the extent permitted to be released under the terms of the Existing Indenture, the New Indenture and each Additional Pari Passu Agreement.

SECTION 9.                                        Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)                                 Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule VI hereto.  Such Grantor’s location, chief executive office, type of organization, jurisdiction of organization and organizational identification number, if any, is set forth in Schedule VI hereto and is accurate in all material respects.  Within the five years preceding the date hereof, such Grantor has not changed its legal name, location (as defined in

10

the UCC), chief executive office, type of organization, jurisdiction of organization or organizational identification number, if any, from those set forth in Schedule VI hereto except as set forth in Schedule VII hereto.

(b)                                 Such Grantor is the legal and beneficial owner of, or with respect to Intellectual Property has the right to use, the Collateral for which a security interest is granted or purported to be granted by it under this Agreement free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or otherwise permitted under the Existing Indenture with respect to the Existing Notes Obligations, the New Indenture with respect to the New Notes Obligations and each other Additional Pari Passu Agreement with respect to the applicable Additional Pari Passu Obligations.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor is on file in any relevant recording office, except such as may have been filed in favor of the Collateral Agent relating to the Second Lien Documents or as otherwise permitted under the Existing Indenture with respect to the Existing Notes Obligations, the New Indenture with respect to the New Notes Obligations and each other Additional Pari Passu Agreement with respect to the applicable Additional Pari Passu Obligations.

(c)                                  All of the Equipment and Inventory (other than Equipment and Inventory that is (i) located at customer or supplier locations in the normal course of business or (ii) in transit or out for repair or further process) of such Grantor are located at the places specified therefor in Schedule VIII hereto or at another location as to which such Grantor has complied with the requirements of Section 11(a) (or will comply within the period set forth therein) or otherwise have an aggregate book value of no more than $250,000.

(d)                                 After the Discharge of First Lien Obligations, none of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of (i) $250,000 individually and (ii) $1,000,000 in the aggregate, that has not been delivered to the Collateral Agent.

(e)                                  If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(f)                                   The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is not in default and, to the extent applicable, is evidenced by one or more promissory notes (which promissory notes, subject to the Intercreditor Agreement, have been delivered to the Collateral Agent).

(g)                                  The Initial Pledged Debt constitutes all of the outstanding indebtedness in excess of (i) $100,000 individually and (ii) $500,000 in the aggregate, owed to such Grantor by the issuers thereof evidenced by a note or other instrument and is outstanding in the principal amount indicated on Schedule I hereto.

(h)                                 Such Grantor has no deposit accounts to the extent that the average daily balance, measurable over a 30-day trailing period, on deposit in each such deposit account does not exceed $50,000 other than the Collateral Account, or Pledged Deposit Accounts listed on

11

Schedule II hereto or operated solely as a payroll account, zero balance account or tax withholding account and additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 6.

(i)                                     This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid second priority security interest, except as otherwise provided for under the Note Documents with respect to the Existing Notes Obligations, the New Indenture and the Security Documents (as defined therein) with respect to the New Notes Obligations and any other Additional Pari Passu Agreement relating to the applicable Additional Pari Passu Obligations, in the Collateral granted by such Grantor, securing the payment of the Secured Obligations.  Each Grantor has agreed to file, and if it fails to file, has authorized the Collateral Agent to file financing and continuation statements on its behalf under the UCC and record Intellectual Property Security Agreements referred to in Section 14(d) with the U.S. Patent and Trademark Office and the U.S. Copyright Office necessary to perfect a second priority security interest, subject to Allowed Liens, in the respective Collateral, as applicable, subject to certain exceptions contained herein and in the Existing Indenture with respect to the Existing Notes Obligations, the New Indenture with respect to the New Notes Obligations and each other Additional Pari Passu Agreement with respect to the applicable Additional Pari Passu Obligations.

(j)                                    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (other than as otherwise provided for under the Existing Indenture with respect to the Existing Notes Obligations, the New Indenture with respect to the New Notes Obligations, any other Additional Pari Passu Agreement with respect to the applicable Additional Pari Passu Obligations or this Agreement) for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection (to the extent required hereunder and excluding any security interest in cash) or maintenance of the security interest created hereunder (including the second priority nature of such security interest), except for (A) the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, (B) the recordation of the Intellectual Property Security Agreements referred to in Section 14(d) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which recordations have been completed and are in full force and effect with respect to the Existing Notes Obligation and which recordations will have been taken and be in full force and effect with respect to the New Notes Obligations and the Additional Pari Passu Obligations upon the recordations of additional Intellectual Property Security Agreements executed by the Company and the Guarantors, and (C) any filings outside the United States required to perfect a security interest in Intellectual Property Collateral, and, subject to Section 3 and the Intercreditor Agreement, the actions described in Section 5 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(i)                                     Except as could not be reasonably expected to have a material adverse effect (x) on the business, assets, properties, financial condition or results

12

of operations of the Company and its Restricted Subsidiaries, taken as a whole, (y) a material adverse effect on the ability of the Company and the Guarantors (taken as a whole) to perform their obligations under any Second Lien Document or (c) a material adverse effect on the rights and remedies of the Holders of the Existing Notes or holder of any Additional Pari Passu Obligation (including the New Notes) under any Second Lien Document (each, a “Material Adverse Effect”), the operation of such Grantor’s business as currently conducted and the use of any of the Subsidiaries of any Material Intellectual Property Collateral (as defined below) in connection therewith does not infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii)                                  Such Grantor is the exclusive owner or joint owner of all right, title and interest in and to the Material Intellectual Property Collateral, or is entitled to use all Material Intellectual Property Collateral subject only to the terms of the related IP Agreements.

(iii)                               The Intellectual Property Collateral set forth on Schedule IV hereto includes all patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications that are owned by and material to the business of such Grantor, in each case which are reasonably necessary to the operation of such Grantor’s respective business.

(iv)                              The Material Intellectual Property Collateral owned by such Grantor is subsisting and has not been adjudged invalid or unenforceable in whole or part, and is valid and enforceable.

(v)                                 Except as set forth on Schedule IV hereto, such Grantor has not granted any material license, release, covenant not to sue, non-assertion assurance, or other material right to any Person with respect to any part of the Material Intellectual Property Collateral (other than (A) licenses granted to such Grantor’s customers in the ordinary course of business), the effect of which would create a material impairment of such Grantor’s use of such Material Intellectual Property Collateral as intended in the operation of its respective business.  The consummation of the Transactions (as defined under the Existing Indenture and the New Indenture) will not result in the termination or impairment of any of the Material Intellectual Property Collateral.

(vi)                              With respect to each material IP Agreement, except as could not be reasonably expected to have a Material Adverse Effect: (A) such IP Agreement is valid and binding and in full force and effect with respect to each Grantor, and to the knowledge of any Specified Officer of such Grantor, with respect to any other party thereto, and represents the entire agreement between the respective parties thereto with respect to the

13

subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a material breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; and (E) neither such Grantor nor, to the knowledge of any Specified Officer of such Grantor, is any other party to such IP Agreement is in breach or default thereof in any material respect, and, to the knowledge of any Specified Officer of such Grantor no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(k)                                 Such Grantor has no commercial tort claims in excess of $2,500,000 other than those listed in Schedule V hereto and additional commercial tort claims as to which such Grantor has complied with the requirements of Section 15.

SECTION 10.                                 Further Assurances.

(a)                                 Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate and file, all further instruments and documents, and take all further commercially reasonable action that is necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Each Grantor further agrees that it shall, at the expense of such Grantor, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the security interest created hereunder and the priority thereof against any Lien prohibited under the Second Lien Documents.

(b)                                 Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c)                                  Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

14

(d)                                 Upon notice by the Collateral Agent, UHS will furnish to the Collateral Agent on or prior to the fifth anniversary of the date hereof (but not more than six months prior thereto), an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken to perfect continuously from the date hereof the security interest granted hereunder.

(e)                                  Notwithstanding anything to the contrary in this Agreement or any other Second Lien Document, this Agreement shall be subject to the provisions of, in the case of the Existing Note Obligations, Section 12.06 of the Existing Indenture, in the case of the New Note Obligations, Section 12.06 of the New Indenture and in the case of other Additional Pari Passu Obligations, the comparable provision, if any, in the applicable Additional Pari Passu Agreement.

SECTION 11.                                 As to Equipment and Inventory.  Each Grantor will keep its Equipment (other than Equipment that is located at a customer or supplier location or is in transit in the ordinary course of business or sold in accordance with each Second Lien Document) and Inventory (other than Inventory on consignment or sold in the ordinary course of business) at the places therefor specified in Section 9(c) or at such other places identified by UHS concurrently with the delivery of the financing statements pursuant to Section 10.

(a)                                 Each Grantor will pay promptly when due all property and other material taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof is not required by any of the terms of the Existing Indenture or the New Indenture or the comparable provision, if any, of any Additional Pari Passu Agreement.

(b)                                 Each Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to make on its behalf, of all or a portion of its Inventory.

SECTION 12.                                 Insurance.  Each Grantor will, at its own expense, maintain insurance.  Each casualty, property and liability (excluding business interruption) policy shall in addition (a) as of the date hereof, name the Collateral Agent as loss payee or additional insured party, as applicable, thereunder (without any representation or warranty by or obligation upon the Collateral Agent) or other language satisfactory to the Collateral Agent, (b) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (c) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer or other language satisfactory to the Collateral Agent.  Each Grantor will, if so reasonably requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance.  Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance.

SECTION 13.                                 Post-Closing Changes.  Each Grantor agrees to promptly notify the Collateral Agent in writing of any change to its legal name, type of organization, jurisdiction of organization, organizational identification number (if any) and shall take all action reasonably

15

required by the Collateral Agent for the purposes of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation and the Related Contracts, and after Discharge of First Lien Obligations, will permit representatives of the Collateral Agent at any reasonable time during normal business hours to inspect and make abstracts from such records and other documents, upon reasonable advance notice to such Grantor; provided that, excluding any such visits and inspections during the continuance of an Event of Default, only the Collateral Agent may exercise rights under this Section 13 and the Collateral Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default; provided further that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or any holder of Secured Obligations (or any respective representative or independent contractor) may do any of the foregoing at the reasonable expense of such Grantor at any time during normal business hours and upon reasonable advance notice.  If any Grantor does not have an organizational identification number and later obtains one, within thirty (30) days, it will notify the Collateral Agent of such organizational identification number.

SECTION 14.                                 As to Intellectual Property Collateral.

(a)                                 With respect to each item of its Intellectual Property Collateral that is material to the business of any Grantor (any such item of Intellectual Property Collateral being “Material Intellectual Property Collateral”), except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to each item of Material Intellectual Property Collateral owned by such Grantor, each Grantor agrees to take, at its expense, commercially reasonable actions that it determines are necessary in accordance with the exercise of its business discretion, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Material Intellectual Property Collateral and maintain such Material Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Material Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b)                                 Except as could not be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Material Intellectual Property Collateral may lapse, be terminated or become invalid or unenforceable or placed in the public domain (or, in case of a trade secret, lose its competitive value) other than the expiration of patents at the end of their statutory term.

(c)                                  Except when failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor shall take commercially reasonable actions that it determines are

16

necessary in accordance with the exercise of its business discretion to preserve and protect each item of its Material Intellectual Property Collateral.

(d)                                 With respect to its Material Intellectual Property, on the Issue Date or such later date as provided under the terms of the Existing Indenture or which the Collateral Agent consents to in writing, each Grantor agrees to execute and deliver to the Collateral Agent, with respect to all Material Intellectual Property that is registered or with respect to which registration is pending (i) an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Copyright Security Agreement”), (ii) an agreement, in substantially the form set forth in Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Patent Security Agreement”) and (iii) an agreement, in substantially the form set forth in Exhibit D hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Trademark Security Agreement” and, together with each Copyright Security Agreement and each Patent Security Agreement, the “Intellectual Property Security Agreements”), in each case for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

(e)                                  Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Material Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.  After the end of each fiscal quarter of UHS, each Grantor shall provide written notice to the Collateral Agent identifying the After-Acquired Intellectual Property consisting of material patents, patent applications, trademark registrations, trademark applications, copyright registrations, and copyright applications acquired during such fiscal quarter, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement in form and substance reasonably satisfactory to the Collateral Agent (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect (subject to the exceptions contained herein and in the case of the Existing Notes Obligations, the Existing Indenture, in the case of the New Notes Obligations, the New Indenture and in the case of any other Additional Pari Passu Obligations, the applicable Additional Pari Passu Agreement) the security interest hereunder in such After-Acquired Material Intellectual Property in the United States.

SECTION 15.                                 Commercial Tort Claims.  After Discharge of the First Lien Obligations, each Grantor will promptly after the end of each fiscal quarter give notice to the Collateral Agent of any commercial tort claim individually in excess of $2,500,000 that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the second priority security interest created under this Agreement.

17

SECTION 16.                                 Transfers and Other Liens.  (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral and options relating to Collateral permitted under the terms of the Second Lien Documents or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Second Lien Documents.

SECTION 17.                                 Collateral Agent Appointed Attorney in Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, subject to the Intercreditor Agreement, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to effect the provisions of this Agreement, including, without limitation:

(a)                                 to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 12,

(b)                                 to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c)                                  to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with subsection (a) or (b) above, and

(d)                                 to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or the rights of the Collateral Agent with respect to any of the Collateral.

SECTION 18.                                 Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, after Discharge of First Lien Obligations, the Collateral Agent may, but without any obligation to do so, with notice (or upon the occurrence and during the continuance of an Event of Default, without notice), itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 22.

SECTION 19.                                 The Collateral Agent’s Duties.  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty (other than as imposed by law, this Agreement or any other Second Lien Document) as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable

18

care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property or as required by law and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence, bad faith or willful misconduct.

SECTION 20.                                 As to Receivables and Security Collateral.  The Collateral Agent may at any time after Discharge of First Lien Obligations, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with account debtors, and obligors in respect of any Security Collateral to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, the amount, the terms of, and any other matter relating to Receivables, payment intangibles, Security Collateral or Chattel Paper.

SECTION 21.                                 Remedies.  Subject to Section 6.02 of the Existing Indenture with respect to the Existing Notes Obligations, Section 6.02 of the New Indenture with respect to the New Notes Obligations and the comparable section of any other Additional Pari Passu Agreement with respect to any other Additional Pari Passu Obligations, after Discharge of the First Lien Obligations, if any Event of Default shall have occurred and be continuing:

(a)                                 The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral),  and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at

19

the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                                 Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by the Collateral Agent as collateral for, or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 22) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, as set forth in Section 12.03 of the Existing Indenture with respect to the Existing Notes Obligations, Section 12.03 of the New Indenture with respect to the New Notes Obligations and the comparable section of any other Additional Pari Passu Agreement with respect to any other Additional Pari Passu Obligations.  If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 21(b).

(c)                                  [Intentionally omitted].

(d)                                 The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e)                                  The Collateral Agent may send to each bank party to any Deposit Account Control Agreement a “Notice of Exclusive Control” (or similar term) as defined in and under such Agreement.

(f)                                   In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(g)                                  If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 21, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own reasonable expense, do or cause to be done all such other commercially reasonable acts and things as may be reasonably necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(h)                                 Notwithstanding anything to the contrary in this Agreement, the exercise of remedies by the Collateral Agent under this Agreement upon the occurrence and during the

20

continuance of an Event of Default shall be subject to Section 6.02 of the Existing Indenture with respect to the Existing Notes Obligations, Section 6.02 of the New Indenture with respect to the New Notes Obligations and the comparable section of any other Additional Pari Passu Agreement with respect to any other Additional Pari Passu Obligations.

In making the determinations and allocations required by this Section 21, the Collateral Agent may conclusively rely upon and shall be fully protected in conclusively relying upon information supplied by the Trustee, the New Trustee or other Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Existing Notes Obligations, the New Notes Obligations and the other Secured Obligations, as the case may be, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken or not taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 21 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by any Additional Pari Passu Agent of any amounts distributed to it.

Notwithstanding anything herein or in any other Second Lien Document to the contrary, the Collateral Agent shall exercise remedies and sell the Collateral (i) in the case of holders of the Existing Notes Obligations, at the direction of the holders of a majority of the aggregate principal amount of all Existing Notes Obligations outstanding at the time of such action and (ii) in the case of the holders of the New Notes Obligations and any other Additional Pari Passu Obligations, at the direction of the holders of a majority of the aggregate principal amount of all New Notes Obligations and other Additional Pari Passu Obligations outstanding at the time of such action voting as a single class; provided that if the Collateral Agent has asked the holders of Secured Obligations for instructions and the applicable holders have not yet responded to such request, the Collateral Agent shall be authorized (but shall not have the duty) to take such actions which the Collateral Agent believes to be required to promote and protect the interests of the holders of the Secured Obligations and/or to preserve the value of the Collateral.

SECTION 22.                                 Indemnity and Expenses.

(a)                                 Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each Representative Party (as defined below) of any of the foregoing Persons (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel (which shall be limited to one (1) counsel to the Collateral Agent and the holders of Secured Obligations) (exclusive of one local counsel to the Collateral Agent and the holders of the Secured Obligations ) in each appropriate jurisdiction), unless (x) the interests of the Collateral Agent and the holders of the Secured Obligations are sufficiently divergent, in which case one (1) additional counsel may be appointed and (y) if the interests of any holder of Secured Obligations or group of holders of Secured Obligations (other than all of the holders of Secured Obligations) are distinctly or disproportionately affected, one (1) additional counsel for such holder or group of holders of Secured Obligations)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement),

21

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s Representative Parties or (y) result from a claim brought by any Grantor against an Indemnitee for breach of such Indemnitee’s obligations under this Agreement, if such Grantor has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.  For purposes of this Section 22(a), “Representative Parties” means, as to any Person, (i) such Person’s officers, directors and employees and (ii) such Person’s Affiliates, agents, advisers and other representatives, in each case to the extent acting at the direction of such Person.

(b)                                 Each Grantor will within 30 days of written demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

SECTION 23.                                 Amendments; Waivers; Additional Grantors; Additional Secured Parties, Etc.

(a)                                 Subject to the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)                                 Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit E hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Second Lien Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Second Lien Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

(c)                                  UHS may from time to time designate additional obligations as Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent that is party hereto immediately prior to the date of such designation (a) an officer’s certificate (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Additional Pari Passu

22

Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of, to the extent then existing, the Existing Indenture, the New Indenture and each other Additional Pari Passu Agreement, and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations; and (b) a fully executed Additional Pari Passu Joinder Agreement (substantially in the form attached hereto as Exhibit F) the “Additional Pari Passu Joinder Agreement”).  Notwithstanding anything to the contrary contained herein, with respect to any Additional Pari Passu Agreement the Collateral Agent shall have no responsibility for, or any duty to inquire as to, any matter pertaining to such Additional Pari Passu Agreement (or the contents thereof) or the compliance of any Grantor or Additional Pari Passu Agent with the terms thereof.  Without limiting the foregoing, in the event the Collateral Agent is required to take action hereunder and such action is conditioned upon compliance with the terms of any Additional Pari Passu Agreement, the Collateral Agent shall be fully protected in conclusively relying upon, an officer’s certificate and an Opinion of Counsel (as defined in the Existing Indenture, the New Indenture or other applicable Additional Pari Passu Agreement) of the relevant Grantor and/or the applicable Additional Pari Passu Agent that such action is permitted or authorized under the terms of such Additional Pari Passu Agreement.  To the extent such Additional Pari Passu Agreement grants any rights, protections, immunities or indemnities thereunder to the Collateral Agent, the Company and each applicable additional Grantor agrees that the Collateral Agent is an express third-party beneficiary thereunder.

(d)                                 The provisions of this Section 23(d) shall apply only to the New Notes Obligations and any other Additional Pari Passu Obligations and shall not bind the holders of the Existing Notes Obligations or affect any claim they may have under the Existing Indenture or any Security Document (as defined in the Existing Indenture).  Without limiting the provisions of Section 2 or the Intercredtior Agreement, it is the intention of the Secured Parties holding Secured Obligations under a separate Additional Pari Passu Agreement, including the New Indenture, (the Secured Obligations under each such Additional Pari Passu Agreement represented by a common Additional Pari Passu Agent, a “Series”) that the holders of Secured Obligations of such Series (and not the holders of the Secured Obligations of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Secured Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Secured Obligations), (y) any of the Secured Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Secured Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Secured Obligations) on a basis ranking prior to the security interest of such Series of Secured Obligations but junior to the security interest of any other Series of Secured Obligations or (ii) the existence of any collateral for any other Series of Secured Obligations that is not Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Secured Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Secured Obligations shall not be deemed to be an Impairment of any Series of Secured Obligations.  In the event of any Impairment with respect to any Series of Secured Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Secured Obligations, and the rights of the holders of such Series of Secured Obligations set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Secured Obligations subject to such Impairment.  Additionally, in the event the Secured

23

Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Secured Obligations or the Additional Pari Passu Agreements governing such Secured Obligations shall refer to such obligations or such documents as so modified.  Notwithstanding anything contained herein or in the Intercreditor Agreement, with respect to any Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Secured Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Secured Obligations (such third party an “Intervening Creditor”), the value of any Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or Proceeds to be distributed in respect of the Series of Secured Obligations with respect to which such Impairment exists.

SECTION 24.                                 Notices, Etc.  (a) All notices and other communications provided for hereunder shall be either (a) in writing (including telegraphic, telecopier,telex communication or in “pdf” format and sent, telegraphed, telecopied, telexed or otherwise delivered or (b) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of : (i)  the Collateral Agent; (ii)  UHS; (iii) each Grantor other than UHS, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; (iv) any Additional Pari Passu Agent, at such address as such Additional Pari Passu Agent shall have specified in the Additional Pari Passu Joinder Agreement delivered pursuant to Section 23(c) in connection with the Additional Pari Passu Agreement associated therewith; and (v) any other party, at such other address as shall be designated by such party in a written notice to the other parties.

(b)                                 All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (a) actual receipt by the relevant party hereto and (b) (i) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (ii) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (iii) if delivered by facsimile, when sent and receipt has been confirmed; and (iv) if delivered by electronic mail, when delivered.  Delivery by telecopier or “pdf” of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement, Additional Pari Passu Joinder Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 25.                                 Continuing Security Interest; Transfers under the Existing Indenture and any Additional Pari Passu Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations (other than with respect to contingent obligations not yet accrued and payable under the Second Lien Documents), (b) be binding upon each Grantor, its permitted successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns.  Without limiting the generality of the foregoing subsection (c), (i) any Holder may transfer the Note or Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise as provided in Section 2.06 of the Existing Indenture and (ii) any holder of any New

24

Notes may transfer any or all of such New Notes to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such holder herein or otherwise, as provided in Section 2.06 of the New Indenture and (iii) any holder of any other Additional Pari Passu Obligations may transfer any or all thereof to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such holder herein or otherwise as provided in the comparable provision, if any, of the applicable Additional Pari Passu Agreement.

SECTION 26.                                 Release; Termination.

(a)                                 The Liens securing the Existing Notes Obligations will be released, in whole or in part, as provided in Section 12.04 of the Existing Indenture.

(b)                                 The Liens securing the New Notes Obligations will be released, in whole or in part, as provided in Section 12.04 of the New Indenture.

(c)                                  The Liens securing any other Additional Pari Passu Obligations of any Series will be released, in whole or in part, as provided in the Additional Pari Passu Agreement governing such Additional Pari Passu Obligations.

(d)                                 In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 26, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) such Grantor shall have delivered to the Collateral Agent a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the applicable Second Lien Documents and as to such other matters as the Collateral Agent may reasonably request, and (ii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with (x) Section 4.10 of the Existing Indenture in the case of the Existing Notes Obligations, (y) Section 4.10 of the New Indenture in the case of the New Notes Obligations and (z) the comparable provision, if any, of any other Additional Pari Passu Agreement in the case of any other Series of Additional Pari Passu Obligations governed by such Additional Pari Passu Agreement, shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under such provision of such applicable Second Lien Document.

(e)                                  Upon the payment in full in cash of the Secured Obligations (other than (with respect contingent indemnification obligations not yet accrued and payable under the Second Lien Documents) pursuant to the terms of the Second Lien Documents, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

25

SECTION 27.                                 Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 28.                                 Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted on the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 31, 2007 (as amended by the First Amendment to Intercreditor Agreement, dated as of the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as collateral agent under the First Lien Credit Agreement and Wells Fargo, as Collateral Agent for the Junior Lien Obligations (as defined in the Intercreditor Agreement) and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 29.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

26

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNIVERSAL HOSPITAL SERVICES, INC.

By:	/s/ Susan L. Wolf
Name:	Name: Susan L. Wolf
Title:	Treasurer

Address for Notices:

Universal Hospital Services, Inc.
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
Attention: Rex T. Clevenger, Executive Vice President, Chief Financial Officer
Facsimile No. (952) 893-3237
Telephone No. (952) 893-3254

with copies to:

Universal Hospital Services, Inc.
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
Attention: Susan L. Wolf, Vice President — Finance
Facsimile No. (952) 893-3237
Telephone No. (952) 893-3109

and

Universal Hospital Services, Inc.
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
Attention: Lee M. Pulju, Vice President & General Counsel
Facsimile No. (952) 893-3237
Telephone No. (952) 893-3227

and

Elaine Stangland, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile No. (212) 310-8007
Telephone No. (212) 310-8315

[Signature Page to Amended and Restated Second Lien Security Agreement]

UHS SURGICAL SERVICES, INC.

By:	/s/ Susan L. Wolf
Name:	Susan L. Wolf
Title:	Treasurer

Address for Notices:

Universal Hospital Services, Inc.
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
Attention: Rex T. Clevenger, Executive Vice President, Chief Financial Officer
Facsimile No. (952) 893-3237
Telephone No. (952) 893-3254

with copies to:

Universal Hospital Services, Inc.
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
Attention: Susan L. Wolf, Vice President — Finance
Facsimile No. (952) 893-3237
Telephone No. (952) 893-3109

and

Universal Hospital Services, Inc.
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
Attention: Lee M. Pulju, Vice President & General Counsel
Facsimile No. (952) 893-3237
Telephone No. (952) 893-3227

and

UHS Surgical Services, Inc.
10939 Pendleton Street,
Sun Valley, CA 91352
Attention: Jeffrey Singer, President
Facsimile No. (818) 394-2850
Telephone No. (818) 394-2800

and

Elaine Stangland, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile No. (212) 310-8007
Telephone No. (212) 310-8315

[Signature Page to Amended and Restated Second Lien Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

Address for Notices:

Wells Fargo Bank, N.A.
Corporate Trust Services, MAC 9311-110
625 Marquette Avenue
Minneapolis, MN 55476
Attention: Universal Hospital Services, Inc. Account Manager

[Signature Page to Amended and Restated Second Lien Security Agreement]

EXHIBIT A
to Amended and Restated
Second Lien Security Agreement

[Intentionally Omitted]

EXHIBIT B
to Amended and Restated
Second Lien Security Agreement

FORM OF AMENDED AND RESTATED

SECOND LIEN COPYRIGHT SECURITY AGREEMENT

This Amended and Restated Second Lien Copyright Security Agreement, dated as of August 7, 2012 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Copyright Security Agreement”), is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for the benefit of the Secured Parties.

WHEREAS, this Second Lien Copyright Security Agreement amends, in certain respects and restates in its entirety, the Second Lien Copyright Security Agreement, dated as of May 31, 2007, made by UHS Merger Sub, Inc., UHS Holdco, Inc. and Universal Hospital Services, Inc. (“UHS”) in favor of Wells Fargo, as collateral agent for the benefit of the secured parties referred to therein, and is executed and delivered pursuant to the Amended and Restated Second Lien Security Agreement, dated as of August 7, 2012 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by UHS and the other Persons who from time to time becomes parties thereto, in favor of Wells Fargo, as collateral agent. Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Copyrights of the Grantors constituting Material Intellectual Property Collateral, and have agreed as a condition thereof to execute this Second Lien Copyright Security Agreement for recording with the U.S. Copyright Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)            each Copyright constituting Material Intellectual Property Collateral owned by the Grantor, including, without limitation, each Copyright registration and application therefor, referred to in Schedule 1 hereto;

(ii)           all registrations and applications for registration for any of the foregoing;

(iv)          all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(v)           any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, all proceeds and damages relating thereto.

Section 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this Second Lien Copyright Security Agreement.

Section 3. Execution in Counterparts. This Second Lien Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Grants, Rights and Remedies. This Second Lien Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Copyright Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not modify its terms or conditions or create any additional rights or obligations for any party thereto or hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms. In the event of a conflict between any provision of this Second Lien Copyright Security Agreement and any provision of the Security Agreement, the Security Agreement shall govern. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Second Lien Copyright Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the limitations and provisions of the Intercreditor Agreement, dated as of May 31, 2007 (as amended by the First Amendment to the Intercreditor Agreement, dated on or about the date hereof, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as First Lien Collateral Agent, and Wells Fargo, as Junior Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time, and consented to by UHS and the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Section 5  Governing Law. This Second Lien Copyright Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this Second Lien Copyright Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNIVERSAL HOSPITAL SERVICES, INC.

By:
	Name:	Susan L. Wolf
	Title:	Treasurer

UHS SURGICAL SERVICES, INC.

By:
	Name:	Susan L. Wolf
	Title:	Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT C
to Amended and Restated
Second Lien Security Agreement

FORM OFAMENDED AND RESTATED
SECOND LIEN PATENT SECURITY AGREEMENT

This Amended and Restated Second Lien Patent Security Agreement, dated as of August 7, 2012 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Patent Security Agreement”), is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for the benefit of Secured Parties.

WHEREAS, this Second Lien Patent Security Agreement amends, in certain respects and restates in its entirety, the Second Lien Patent Security Agreement, dated as of May 31, 2007, made by UHS Merger Sub, Inc., UHS Holdco, Inc. and Universal Hospital Services, Inc. (“UHS”) in favor of Wells Fargo, as collateral agent for the benefit of the secured parties referred to therein, and is executed and delivered pursuant to the Amended and Restated Second Lien Security Agreement, dated as of August 7, 2012 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by UHS and the other Persons who from time to time become parties thereto, in favor of Wells Fargo, as collateral agent.  Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Patents of the Grantors constituting Material Intellectual Property Collateral, and have agreed as a condition thereof to execute this Second Lien Patent Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)            each Patent constituting Material Intellectual Property Collateral owned by the Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(ii)           all issuances and applications for issuance for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof;

(iii)          all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(iv)          any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, all proceeds and damages relating thereto.

Section 2. Recordation. Each Grantor authorizes and requests that the Commissioner for Patents and any other applicable government officer record this Second Lien Patent Security Agreement.

Section 3. Execution in Counterparts. This Second Lien Patent Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Grants, Rights and Remedies. This Second Lien Patent Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not modify its terms or conditions or create any additional rights or obligations for any party thereto or hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms. In the event of a conflict between any provisions of this Second Lien Patent Security Agreement and any provision of the Security Agreement, the Security Agreement shall govern. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Second Lien Patent Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the limitations and provisions of the Intercreditor Agreement, dated as of May 31, 2007 (as amended by the First Amendment to Intercreditor Agreement, dated on or about the date hereof, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as First Lien Collateral Agent, and Wells Fargo, as Junior Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time, and consented to by UHS and the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Section 5. Governing Law. This Second Lien Patent Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

2

IN WITNESS WHEREOF, each Grantor has caused this Second Lien Patent Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNIVERSAL HOSPITAL SERVICES, INC.

By:
	Name:	Susan L. Wolf
	Title:	Treasurer

UHS SURGICAL SERVICES, INC.

By:
	Name:	Susan L. Wolf
	Title:	Treasurer

[Signature Page to Amended and Restated Second Lien Patent Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:

[Signature Page to Amended and Restated Second Lien Patent Security Agreement]

EXHIBIT D
to Amended and Restated
Second Lien Security Agreement

FORM OF AMENDED AND RESTATED
SECOND LIEN TRADEMARK SECURITY AGREEMENT

This Amended and Restated Second Lien Trademark Security Agreement, dated as of August 7, 2012 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Trademark Security Agreement”), is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for the benefit of the Secured Parties.

WHEREAS, this Second Lien Trademark Security Agreement amends, in certain respects and restates in its entirety, the Second Lien Trademark Security Agreement, dated as of May 31, 2007, made by UHS Merger Sub, Inc., UHS Holdco, Inc. and Universal Hospital Services, Inc. (“UHS”) in favor of Wells Fargo, as collateral agent for the benefit of the secured parties referred to therein, and is executed and delivered pursuant to the Amended and Restated Second Lien Security Agreement, dated as of August 7, 2012 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by UHS and the other Persons who from time to time becomes parties thereto, in favor of Wells Fargo, as collateral agent. Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Trademarks constituting Material Intellectual Property Collateral of the Grantors, and have agreed as a condition thereof to execute this Second Lien Trademark Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)            each Trademark constituting Material Intellectual Property Collateral owned by the Grantor (including, without limitation, each Trademark registration and application therefor, referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of or symbolized by, each Trademark);

(ii)           all registrations and applications for registration for any of the foregoing, together with all renewals thereof;

(iii)          all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(iv)          any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, all proceeds and damages relating thereto.

Notwithstanding the foregoing, no security interest shall be granted in any United States intent-to-use applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under federal law.

Section 2. Recordation. Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Second Lien Trademark Security Agreement.

Section 3. Execution in Counterparts. This Second Lien Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Grants, Rights and Remedies. This Second Lien Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not modify its terms or conditions or create any additional rights or obligations for any party thereto or hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms. In the event of a conflict between any provision of this Second Lien Trademark Security Agreement and any provision of the Security Agreement, the Security Agreement shall govern. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Second Lien Trademark Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the limitations and provisions of the Intercreditor Agreement, dated as of May 31, 2007 (as amended by the First Amendment to the Intercreditor Agreement, dated on or about the date hereof, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as First Lien Collateral Agent, and Wells Fargo, as Junior Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time, and consented to by UHS, Inc. and the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Section 5. Governing Law. This Second Lien Trademark Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

2

IN WITNESS WHEREOF, each Grantor has caused this Second Lien Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNIVERSAL HOSPITAL SERVICES, INC.

By:
	Name:	Susan L. Wolf
	Title:	Treasurer

UHS SURGICAL SERVICES, INC.

By:
	Name:	Susan L. Wolf
	Title:	Treasurer

[Signature Page to Amended and Restated Second Lien Trademark Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Amended and Restated Second Lien Trademark Security Agreement]

Exhibit E to
Amended and Restated
Second Lien Security Agreement

FORM OF SECOND LIEN SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

Corporate Trust Services, MAC 9311-110

625 Marquette Avenue

Minneapolis, MN 55476

Attention: Universal Hospital Services, Inc. Account Manager

Ladies and Gentlemen:

Reference is made to (i) the Indenture, dated as of August 7, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among UNIVERSAL HOSPITAL SERVICES, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (together with any successor trustee appointed pursuant to the terms of the Indenture, the “Trustee”) and (ii) the Amended and Restated Second Lien Security Agreement, dated as of August 7, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties.  Terms defined in the Indenture or the Security Agreement and not otherwise defined herein are used herein as defined in the Indenture or the Security Agreement,

SECTION 1.  Grant of Security.  Subject to the terms and conditions set forth in the Security Agreement, including provisions for the termination of security interests granted and the release of Liens thereunder, the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”):  all Equipment, Inventory, Receivables, Related Contracts, Security Collateral (including, without limitation, the indebtedness set forth on Schedule I hereto), Agreement Collateral (including, without limitation, each of the agreements listed on Schedule III hereto), Account Collateral (including, without limitation, the deposit accounts set forth on Schedule II hereto), Intellectual Property Collateral, Commercial Tort Claims Collateral (including, without limitation, the commercial tort claims described in Schedule V hereto), all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

SECTION 2.  Security for Obligations.  The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and would be owed by the undersigned to any Secured Party under the Existing Indenture, the New Indenture and any Additional Pari Passu Agreement, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3.  Representations and Warranties.  (a)  The undersigned’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule VI hereto.  The undersigned’s location, chief executive office, type of organization, jurisdiction of organization and organizational identification number, if any, is set forth in Schedule VI hereto and is accurate in all material respects.  Within the five years preceding the date hereof, the undersigned has not changed its legal name, location (as defined in the UCC), chief executive office, type of organization, jurisdiction of organization or organizational identification number, if, any, from those set forth in Schedule VIII hereto except as set forth in Schedule VII hereto.

(b)                                 Inventory (other than Equipment and Inventory that is (i) located at customer or supplier locations in the normal course of business or (ii) in transit or out for repair or further process) of such Grantor are located at the places specified therefor in Schedule VIII hereto or at another location as to which such Grantor has complied with the requirements of Section 10(a) of the Security Agreement or otherwise have an aggregate book value of no more than $250,000.  Within the five years preceding the date hereof, the undersigned has not changed the location of its Equipment or Inventory except as set forth in Schedule IX hereto.

(c)                                  The undersigned hereby makes each other representation and warranty set forth in Section 9 of the Security Agreement with respect to itself and the Collateral granted by it.

SECTION 4.  Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

2

SECTION 5.  Governing Law.  This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Title:

Address for notices:

3

EXHIBIT F
to Amended and Restated
Second Lien Security Agreement

FORM OF ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned (the “Additional Pari Passu Agent”) is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under (a) the Amended and Restated Security Agreement, dated as of August 7, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; terms used without definition herein have the meanings assigned to such terms by the Security Agreement) among the Grantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent (together with its successors and assigns, the “Collateral Agent”).

In consideration of the foregoing, the undersigned hereby:

(i)            represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Agreement”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder and under the Security Agreement and any other Security Documents;

(ii)           acknowledges that the New Secured Parties have received a copy of the Security Agreement;

(iii)          irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of the New Secured Parties and to exercise such powers under the Security Agreement, the Intercreditor Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)          accepts and acknowledges the terms of the Security Agreement, the Intercreditor Agreement and the other Security Documents applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the Obligations under the New Secured Agreement and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement, the Intercreditor Agreement and the other Security Documents applicable to holders of Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement, the Intercreditor Agreement and such other Security Document.

The name and address of the representative for purposes of Section 10.1 of the Security Agreement are as follows:

[name and address of Additional Pari Passu Agent]

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the             day of 20   .

[NAME]

By:
Name:
Title:

Consented to:

[ASSIGNORS/PLEDGORS]

By:
Name:
Title:

2

SCHEDULE I

INVESTMENT PROPERTY

None.

SCHEDULE II

PLEDGED ACCOUNTS

Grantor	Type of Account	Name/Address of Bank	Account Number

Universal Hospital Services, Inc.	Main Operating Account	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	170225027722

Universal Hospital Services, Inc.	Payroll DDA Account	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	170225063446

Universal Hospital Services, Inc.	A/P BMT	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	150648021452

Universal Hospital Services, Inc.	Government Services	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	1004790001457

Universal Hospital Services, Inc.	Investment	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	433000599

UHS Surgical Services, Inc.	Main Operating Account	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	104790512198

UHS Surgical Services, Inc.	Payroll DDA Account	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	104790512206

UHS Surgical Services, Inc.	A/P BMT	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	150097074911

UHS Surgical Services, Inc.	Litho Venture 1	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	104790531073

UHS Surgical Services, Inc.	Litho Venture 2	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	104790531081

UHS Surgical Services, Inc.	Litho Venture 3	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	104790531099

UHS Surgical Services, Inc.	Cryo Venture 2	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	104790531107

UHS Surgical Services, Inc.	Cryo Venture 3	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	104790531115

UHS Surgical Services, Inc.	Cryo Venture 6	U.S. Bank, N.A. US Bancorp Center 800 Nicollet Mall Minneapolis, MN	104790531123

SCHEDULE III

[Intentionally Omitted]

SCHEDULE IV

INTELLECTUAL PROPERTY

Domain Names:

www.uhs.com, my.uhs.com, and myservice.uhs.com, primedical.net, emergentgroupinc.com, rentgreenlightlaser.com, rentsurgicallaser.com, rentmedicallaser.com and laserrentalcompanies.com

HOUSE MARKS

COUNTRY	MARK	SERIAL NO./ FILING DATE	REG. NO./ ISSUE DATE	CLASSIFICATION OF GOODS/SERVICES

United States	UHS ®	73/271557 7/25/1980	1185243 1/5/1982	Class 042: Rental of medical equipment

United States	UHS ®	78/444,685 7/1/2004	2997683 9/20/2005	Class 035: Management of medical equipment for others

United States	UNIVERSAL HOSPITAL SERVICES, INC. ®	73/271558 9/8/1980	1183312 12/22/1981	Class 042: Rental of medical equipment

United States	®	78/446788 7/7/2004	2997707 9/20/2005	Class 035: Management of medical equipment for others Class 044: Rental of medical equipment

United States	®	78/446763 7/7/2004	2997705 9/20/2005	Class 035: Management of medical equipment for others Class 044: Rental of medical equipment

United States	®	78/446774 7/7/2004	2997706 9/20/2005	Class 035: Management of medical equipment for others Class 044: Rental of medical equipment

OTHER MARKS IN USE

COUNTRY	MARK	SERIAL NO./ FILING DATE	REG. NO./ ISSUE DATE	CLASSIFICATION OF GOODS/SERVICES

United States	®	78/453477 7/20/2004	3,419,801 04/29/08

Class 035: Information management services, namely, tracking, reporting, analyzing and delivering business information concerning medical equipment location, utilization, availability and patient use over computer networks, intranets and internets

Class 037: Repair and maintenance of medical equipment, namely, medical machines and related apparatus.

Class 044: Rental of medical equipment

United States	®	78/453470 7/20/2004	3,419,800 04/29/08

Class 035: Information management services, namely, tracking, reporting, analyzing and delivering business information concerning medical equipment location, utilization, availability and patient use over computer networks, intranets and internets

Class 037: Repair and maintenance of medical equipment, namely, medical machines and related apparatus.

Class 044: Rental of medical equipment

United States		85/080,411 7/8/2010	4150761 5/29/2012	Class 020: Hospital beds.

United States	ASSET360	85/100,911 8/5/2010	3,940,707 4/5/2011	Class 035: Information management services, namely, tracking, reporting and analyzing business information concerning medical equipment location, utilization, availability and patient use over computer networks, intranets and internets. Class 037: Repair and maintenance of medical equipment, namely, medical machines and related apparatus. Class 044: Rental of medical equipment.

United States	BIOMED360™	85/100,902 8/5/2010	3,923,164 2/22/2011

Class 035: On-site clinical engineering management services for hospitals and other healthcare facilities.

Class 037: Repair and maintenance of medical equipment for hospitals and other healthcare facilities, namely, medical machines and related apparatus.

United States		85/101,174 8/5/2010	3,940,726 4/5/2011

Class 035: Information management services, namely, tracking, reporting and analyzing business information concerning medical equipment location, utilization, availability and patient use over computer networks, intranets and internets; on-site clinical engineering management services for hospitals and other healthcare facilities.

Class 037: Repair and maintenance of medical equipment, namely, medical machines and related apparatus.

Class 044: Rental of medical equipment.

United States	HARMONY	85/156,665 10/20/2010	4,158,513 6/12/2012	Class 020: medical apparatus, namely, medical-surgical hospital bed frames

United States	MEDPRIME CAPITAL	85/157,688 10/21/2010		Class 044: Leasing of medical equipment.

Great Britain	MEDPRIME CAPITAL	2,564,174 11/12/2010	2,564,174 2/11/2011	Class 044: Leasing of medical equipment.

European Union	ETC MEDICAL	9,584,707	009584707 7/21/11

Class 035: Information management services, namely, tracking, reporting, and analyzing business information concerning medical equipment location, utilization, availability and patient use over computer networks, intranets and internets.

Class 037: Repair and maintenance of medical equipment, namely, medical machines and related apparatus; management of medical equipment for others, namely, coordinating maintenance of medical equipment.

Class 039: Management of medical equipment for others, namely, coordinating delivery and pick-up of medical equipment.

Class 042: On-site clinical engineering management services for hospitals and other healthcare facilities; management of medical equipment for others, namely, tracking medical equipment location, utilization, availability.

Class 044: Rental of medical equipment; management of medical equipment for others, namely, tracking medical equipment patient use.

Great Britain	UHS UNIVERSAL HOSPITAL SERVICES OVAL LOGO	2606522 01/9/2012

Class 042: On-site clinical engineering management services for hospitals and other healthcare facilities; management of medical equipment for others, namely, tracking medical equipment location, utilization, availability.

Class 044: Rental of medical equipment; management of medical equipment for others, namely, tracking medical equipment patient use.

UNFILED MARKS

COUNTRY	MARK	SERIAL NO./ FILING DATE	REG. NO./ ISSUE DATE	CLASSIFICATION OF GOODS/SERVICES
United States	BETTER EQUIPPED TO CARE™	Unfiled

SCHEDULE V

COMMERCIAL TORT CLAIMS

1.              Universal Hospital Services, Inc. v. Lexington Insurance Company, et al. (Harris County District Court, 80th Judicial District, filed January 11, 2012).  In connection with the Freedom Medical litigation described in the footnote below, UHS filed a suit, venued in Texas state court, against all the carriers currently implicated by Freedom Medical, Inc,’s allegations.  This action seeks, among other things, a declaration of coverage as to Freedom Medical, Inc.’s suit.(1)

(1)  Freedom Medical, Inc. v. Premier Purchasing Partners, L.P., et al.  (U.S. District Court for the Eastern District of Texas, Texarkana Division, filed October 19, 2009.)  Freedom Medical, Inc. filed a lawsuit against UHS and others.  The federal complaint alleges violation of state and federal antitrust laws, tortious interference with business relationships, business disparagement and common law conspiracy in connection with the biomedical equipment rental market.  Freedom Medical, Inc. is seeking unspecified damages and injunctive relief.

SCHEDULE VI

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Name of Entity: UHS Holdco, Inc.

Jurisdiction of Organization: Delaware

Organizational ID Number: 4331701

Type of Organization: For-profit corporation

Chief Executive Office Location: 6625 West 78th Street, Suite 300, Minneapolis, MN  55439

Name of Entity: Universal Hospital Services, Inc.

Jurisdiction of Organization: Delaware

Organizational ID Number: 3445269

Type of Organization: For-profit corporation

Chief Executive Office Location: 6625 West 78th Street, Suite 300, Minneapolis, MN  55439

Name of Entity: UHS Surgical Services, Inc.

Jurisdiction of Organization: Delaware

Organizational ID Number: 5083939

Type of Organization: For-profit corporation

Chief Executive Office Location: 10939 Pendleton Street, Sun Valley, CA 91352

SCHEDULE VII

CHANGES IN NAME, LOCATION, ETC.

Former Chief Executive Office:

Grantor	Previous Location	Time Period
UHS Holdco, Inc.	7700 France Avenue South, Suite 275, Edina, MN 55435	12/2005 – 4/2012

Universal Hospital Services, Inc.	7700 France Avenue South, Suite 275, Edina, MN 55435	12/2005 – 4/2012

Name Change:

Grantor	Previous Name	Time Period
UHS Surgical Services, Inc.	PRI Medical Technologies, Inc.	9/2003 – 12/2011

Former Jurisdiction of Organization:

Grantor	Previous Jurisdiction	Time Period
UHS Surgical Services, Inc.	Nevada	5/1991 – 12/2011

SCHEDULE VIII

LOCATIONS OF EQUIPMENT AND INVENTORY

[SEE ATTACHED]

DISTRICT OFFICES

Location	Address	City	State	Zip
Corporate	6625 W 78th Street, Suite 300	Minneapolis	MN	55439
Minneapolis	2020 E. 28th Street, Suite 108	Minneapolis	MN	55407
Duluth	4625 Airpark Boulevard	Duluth	MN	55811
Tucson	1230 East Pennsylvania Avenue, Suite 101	Tucson	AZ	85714
San Bernardino	1280 Research Drive, Unit B	Redlands	CA	92374
Little Rock	10600 Colonel Glenn Road, Suite 1000	Little Rock	AR	72204
Raleigh	951 Aviation Parkway, Bldg One, Suite 1200	Morrisville	NC	27560
Tulsa	1319 N. 105th East Ave	Tulsa	OK	74116
Oakland	3427 Regatta Blvd	Richmond	CA	94804
Norfolk	825 Greenbrier Circle, Suite F	Chesapeake	VA	23320
Oklahoma City	2704 South Purdue Avenue	Oklahoma City	OK	73128
Richmond	9830 Mayland Drive, Suite A	Richmond	VA	23233
Denver	9999 Geddes Ave	Centennial	CO	80112
Wichita	3450 North Rock Road, Suite 509	Wichita	KS	67226
Henrietta	535 Summit Point Drive, Suite 3	Henrietta	NY	14467
Totowa	1 Center Court, Suite D	Totowa	NJ	07512
Indianapolis	1445 Brookville Way, Suite O	Indianapolis	IN	46239
San Diego	9853 Pacific Heights Boulevard, Suite E	San Diego	CA	92121
Kansas City	4350 Belgium Blvd	Riverside	MO	64150
Jacksonville	9450 Philips Hwy, Suite 7	Jacksonville	FL	32256
Dallas	2201 Brookhollow Plaza Drive, Suite 145	Arlington	TX	76006
San Antonio	7042 Alamo Downs Parkway, Suite 400 & 450	San Antonio	TX	78238
Sacramento	1166 West National Drive, Suite 10	Sacramento	CA	95834
Atlanta	4955 Avalon Ridge Parkway, Suite 200	Norcross	GA	30071
St. Louis	4073 Wedgeway Court	Earth City	MO	63045
Tampa	5911-A Breckenridge Parkway	Tampa	FL	33610
Portland	8070 SW Nimbus Street	Beaverton	OR	97008
Knoxville	6701 Baum Drive, Suite 125	Knoxville	TN	37919
Fresno	4230 West Swift Avenue, Suite 102	Fresno	CA	93722
Nashville	5247 Harding Place	Nashville	TN	37217
Louisville	11235 Decimal Drive	Louisville	KY	40299
Iowa City	411 West Greenfield, Suite 10A	Tiffin	IA	52340
Cincinnati	12078 Champion Way	Sharonville	OH	45241
Burbank	2040 N. Lincoln Street	Burbank	CA	91504
Memphis	6991 Appling Farms Parkway, Suite 102	Memphis	TN	38133
Houston	6975 Portwest Dr. Suites 150 & 190	Houston	TX	77024
Las Vegas	7061 W. Arby Ave, Suite 100	Las Vegas	NV	89113
Charleston	1000 Wilson Street	Dunbar	WV	25064
Marquette	1250 Wilson Street, Suite 103	Marquette	MI	49855
Madison	5810 Manufacturers Drive	Madison	WI	53704
Hartford	625 Day Hill Road, Suite A	Windsor	CT	06095
Milwaukee	4111 West Mitchell Street, Suite 100	West Milwaukee	WI	53215
Mobile	2866 Dauphin Street, Suite N	Mobile	AL	36606
Cleveland	6935 Treeline Drive, Suite F	Cleveland	OH	44141

Location	Address	City	State	Zip
Chicago	3010 Woodcreek Drive, Suite G	Downers Grove	IL	60515
Boston	21 Alpha Road	Chelmsford	MA	01824
Philadelphia	14 Stow Road, Suite 200	Marlton	NJ	08053
Long Island	108 Sea Lane	Farmingdale	NY	11735
Salt Lake City	3484 South Main Street	Salt Lake City	UT	84115
Fargo	918 Page Drive	Fargo	ND	58103
Birmingham	211 Summit Parkway, Suite 128	Birmingham	AL	35209
Ft. Lauderdale	3320 Executive Way	Miramar	FL	33025
West Columbia	3229 Sunset Blvd, Suite I	W. Columbia	SC	29169
Baltimore	6671 Santa Barbara Road Suite C	Elkridge	MD	21075
Seattle	3225 South 116th Street, Suite 109	Tukwila	WA	98168
Columbus	5710 Green Pointe Drive North, Suite B	Groveport	OH	43125
Sioux Falls	6711 South Louise Av	Sioux Falls	SD	57108
San Francisco	3811 Spinnaker Court	Fremont	CA	94538
New Orleans	110 Widgeon Street, Suite 170	Saint Rose	LA	70087
Charlotte	9125-C Southern Pine Boulevard	Charlotte	NC	28273
Detroit	28339 Beck Road, Suite F7 & F8	Wixom	MI	48393
Anaheim	1139 North Patt Street	Anaheim	CA	92801
Phoenix	2135 South 11 Ave, Suite 110	Phoenix	AZ	85007
Pittsburgh	500 Bursca Drive, Suite 508	Bridgeville	PA	15017
COE - East	1 Center Court, Suite C	Totowa	NJ	07512
Grand Rapids	85 54th Street	Grand Rapids	MI	49548
COE -Atlanta	4955 Avalon Ridge Parkway, Suite 200	Norcross	GA	30071
COE - Anaheim	1139 North Patt Street	Anaheim	CA	92801
Omaha	8819 South 117th Street	La Vista	NE	68128
Rockford	4059 Steele Drive	Machesney Park	IL	61115
COE - Dallas	2201 Brookhollow Plaza, Suite 130	Arlington	TX	76006
Lubbock	6113 43rd Street	Lubbock	TX	79407
Hawaii	94-408 Akoki Street Suite 101	Waipahu	HI	96797
Bloomington	#7 Finance Drive, Units 7-9	Bloomington	IL	61704
Lancaster	105 Independence Court, Suite 101	Lancaster	PA	17601
Albuquerque	2809 Broadbent Parkway NE, Suite A	Albuquerque	NM	87107
Purchasing	3010 Woodcreek Drive, Suite G	Downers Grove	IL	60515
Appleton / Green Bay	2001 Lawrence Drive, Suite 101A	De Pere	WI	54115
Toledo	6450 Weatherfield Court, Suite 4A	Maumee	OH	43537
Midland	5023 Princeton, Suite 10	Midland	TX	79705
Orlando	2315 Lynx Lane, Suite 1	Orlando	FL	32804
Shreveport	5100 Interstate Circle, Suite I & J	Shreveport	LA	71109
Springfield	2335 East Chestnut Expressway, Building C-120	Springfield	MO	65802
Spokane	2625 North Felts Lane	Spokane	WA	99206
Jackson	199 Interstate Drive, Suite G	Richland	MS	39218
West Palm Beach	7231 Haverhill Business Parkway, Suite 210	Riviera Beach	FL	33407
Austin	1421 Wells Branch Parkway, Suite 103	Pflugerville	TX	78660
McAllen	2108 South M Street, Suite 5	McAllen	TX	78503
Rochester	6301 Bandel Road NW, Suite 601	Rochester	MN	55901
Tupelo	578 Carnation Street	Tupelo	MS	38804

Location	Address	City	State	Zip
COE-Chicago	3010 Woodcreek Drive Suite G	Downers Grove	IL	60515

OTHER STORAGE LOCATIONS

Vendor Name	Address of Storage Space	Unit #/ Other Information
Southwest Self Storage, LLC	1450 E. Metric Place, Tucson, AZ 85713	A2, B20, B21, B22, C5, D24

U-Store	25825 Redlands Blvd, Redlands CA 92374	N/A

Freeway U-Storit	18 Freeway Dr, Little Rock, AK 72204	Unit 2533

North State Storage	120 Centre West Court, Cary, NC 27513	Units 670,696,715

SecurCare Self Storage	3218 S. Garnett Road, Tulsa, OK 74146	Unit K056

Interstate Storage	720 National Court, Richmond, CA 94804	OB021-Unit # 6 & OC021-Unit # 60

Eden Way Storage Center	716 Eden Way North, Chesapeake, VA 23320	Unit E3149

SecureCare Self Storage	2420 S. Meridian, Oklahoma City, OK 73108	Units 733, 734

West End Self Storage	9120 West Broad St, Richmond, VA 23294	Unit430

U Store North Rock	3420 N. Rock Rd, Wichita, KS 67226	Units 827, 828

Affordable Self Storage	2378 Hamburg Turnpike, Wayne, NJ 07470	Units A103, C106, C108, C109, C110

Extra Space Storage	1661 Rt 23, Wayne, NJ 07470	Units 1119, 1122, 1124, 1129, 1130

Public Storage	9890 Pacific Hts Blvd, San Diego, CA 92121	Unit 1213

Atlantic Self Storage	5285 Shad Road, Jacksonville, FL 32257	Unit 1975

Sunbelt Storage	1620 E. Lamar Blvd, Arlington, TX 76011	Units 327, 212, 213, 801, 802, 803, 804, 805

Uncle Bob’s Storage	1620 E. Lamar Blvd, Arlington, TX 76011	Unit 412

Patroit Storage	9403 Marbach Rd, San Antonio, TX 78245	Units 170, 223, 231, 233, 234, 274

Public Storage	4200 Northgate Blvd. Sacramento, CA 95834	Units 1631, 1519, 1523, 1607

Champion Self Storage	5180 Peachtree Industrial Blvd, Norcross, GA 30071	Units 115, 455

Cross Town Stor-N-More	1505 S US Hwy 301, Tampa, FL 33619	Units 1462, 1476, 1477, 1478

Central Security Storage	6002 Kingston Pike, Knoxville, TN 37919	Units L12, L15, L16, L17

Vendor Name	Address of Storage Space	Unit #/ Other Information
Trinet West, LLC	4230 West Swift Avenue, Suite 102, Fresno CA 93722	N/A

Public Storage	2555 E Kemper Rd, Cincinnati, OH 45241	Units K334, K337, K394

Extra Space Storage	2124 Charles-Bryan Rd, Memphis Tn	Units A3, A33, A35, C15

Uncle Bob’s Self Storage	5425 Katy Freeway, Houston, TX 77007	Units A008, A010, A011, A020

Best Storage	6960 W. Robindale Rd, LV, NV 89113	Unit 326

Dunbar Better Mini Storage LLC	2013 Wilson Street, Dunbar WV 25064	Unit B19

Tri-State Storage Ctr LLC	5194 Rt. 60 E, Huntingtion, WV 25705	Unit A38

Veridea	989 West Washington Street, Marquette, MI 49855	N/A

U Store It	708 Montlimar Park, Ste B, Mobile, AL 36693	Unit L10

Vendor Storage Zone Brecksville	10117 Brecksville Rd, Brecksville, OH 44114	Units C59, C60, C61

Woodcreek Properties LLC	3010 Woodcreek Drive, Downers Grove, IL 60515	Suite F

Meredith & Grew Inc	25 Industrial Ave, Chelmsford MA 01824	N/A

My Storage Space Billerica	225 Rangeway Rd, Billerica, MA 01862	Units 36, 37, 38, 40, 41

Extra Space Storage	588 Rte 38, E. Maple Shade, NJ 08052	Unit 5013

Lines Self Storage	Rt 100, N. Chester Springs, PA	Unit 18

Classic Self Storage	3464 S. Main St, Salt Lake City, UT 84115	N/A

Sunshine Self Storage	11800 Miramar Pkwy, Miramar, Fl 33025	Units 215, 218, 312, 315, 338

Jam Pac Storage	7940 Broadriver Rd, Irma, SC	Unit A21, A22

Mini U Storage	9425 Snowden River Pkwy, Columbia, MD 21046	Units: 1111/OA067, 477/OC067, 478/OF067, 516/OE067, 498/OD067, 485/OG067

Public Storage	10020 Martin Luther King Jr. Way S., Seattle, WA 98178	Units L001, L005, L012, L018

Access Storage Ohio, Inc	5625 Groveport Rd, Groveport, OH 43125	Units C0002, C0004

Safe Keep Self Storage	44705 Osgood Rd, Fremont, CA 94539	Unit B1010

Vendor Name	Address of Storage Space	Unit #/ Other Information
Storage Post	10259 Airline Highway W., St. Rose, LA 70087	Unit B177

Public Storage	9400 South Tyron Street, Space#M034, Charlotte, NC 28273	Unit E008, J002, M034

Beck Business Center, Inc.	28265 Beck Road, C15, Wixom, MI 48393	Unit C15

Storage Outlet	900 S. Raymond Ave, Fullerton, CA 92831	Units A103, A107, A115, A116, A120

All Storage	3650 W. Broadway Road, Phoenix, AZ 85041	Units 241, 242, 243, 244, 246, 247, 250

Bursca Self Storage	Bursca Drive, PA 15017	N/A

Guardian Storage Solutions	350 Old Haymaker Rd, Monroeville, PA 15146	N/A

Wayne Storage	557 Rt. 23 South, Wayne, NJ 07470	N/A

Stop & Lock	5633 Division St. Grand Rapids, MI 49548	Units 5, 7

Medlock	3345 Medlock Bridge Rd NW, Norcross, GA 30092	Units 634, 639, 641, 645, 647

Portal Road Flexbays, LLC	11529 Portal Road, #9, LaVista, NE 68128	N/A

Twin City Self Storage	2019 Eagle Rd, Bloomington, IL 61761	Units 1152, 1255

Premier Self Storage	170 Independence Ct, Lancaster, PA 17601	Units 1420, 2574

Sentinel Self Storage	4620 Pan American Freeway, Albuquerque, NM 87109	Unit 47

Around Town Storage	1028 S. Holland, Holland, OH 43528	Units 4024, 4025

Colonial Self Storage	1904 W. Loop 250 N, Midland, TX 79705	Unit 513

Loop 250 Storage	2504 N. Loop 250W, Midland, TX 79707	Unit 614

Southern Self Storage Orlando	2308 N. John Young Pkwy, Orlando, FL 32804	N/A

Crossgate Storage Mart	100 Westside Cove, Pearl, MS 39208	Unit 272

Another Closet	714 E Ferguson, Pharr, TX 78577	Unit 1015